Exhibit 99.2
FOR IMMEDIATE RELEASE
CONTACT:
Geoffrey Mogilner
Midway Games Inc.
(773) 961-2222
gmogilner@midway.com
MIDWAY ANNOUNCES NEW CREDIT FACILITY
National Amusements Provides For a $90 Million Credit Facility
Chicago, Illinois, March 6, 2008 — Midway Games Inc. (NYSE: MWY) today announced that it has terminated its existing $30 million secured credit facility with Wells Fargo Foothill, and simultaneously entered into a new credit facility of $90 million with National Amusements, Inc. (NAI). The Company intends to use the proceeds of the credit facility for working capital, capital expenditures and other general corporate needs. Further details are available in a filing with the Securities and Exchange Commission on Form 8-K.
     Midway’s Chair of the Board, Shari E. Redstone, is President of NAI, and Sumner Redstone is Chairman of the Board and CEO of NAI and Midway’s controlling shareholder.
ABOUT MIDWAY
Midway Games Inc. (NYSE:MWY), headquartered in Chicago, Illinois, with offices throughout the world, is a leading developer and publisher of interactive entertainment software for major video game systems and personal computers. More information about Midway and its products can be found at www.midway.com.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future business conditions and the outlook for Midway Games Inc. (the “Company”) based on currently available information that involves risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, including, without limitation, the financial strength of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, the current console platform transition and other technological changes, dependence on major platform manufacturers and other risks more fully described under “Item 1. Business — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in more recent filings made by the Company with the Securities and Exchange Commission. Each forward-looking statement, including, without limitation, financial guidance, speaks only as of the date on which it is made, and Midway undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.
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